UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52782 (Commission File Number)	90-0335743 (IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events.

Update on Preparations to Drill Burkley-Phillips No. 1 Well on Buena Vista Prospect

On May 20, 2010, Mainland Resources, Inc. (the "Company" or "Mainland") issued a press release announcing that the Company has deposited an aggregate total of $8.65 million into escrow to be used to drill the Burkley-Phillips No. 1 well to test the Haynesville shale formation on the Buena Vista Prospect in Mississippi.

The escrow funds are comprised of $7.785 million contributed by Mainland's corporate treasury and $865,000 contributed by Guggenheim Partners LLC as their portion of drilling costs of the first well drilled on the Buena Vista prospect.

The estimated total cost to drill and complete the Burkley-Phillips No.1 well to test the Haynesville shale formation is projected to be US $13,550,000.

Mainland, as Operator, will drill the Burkley-Phillips No. 1 well using RAPAD Drilling & Well Service, Inc. The total well depth is projected to be 22,000 feet, or a depth sufficient to test the Haynesville shale formation.

Extensive historic and proprietary data from a previous well drilled on the Buena Vista, combined with petrochemical analysis reviewed by Mainland Resources' land and geological teams provide the basis for drilling the Burkley-Phillips No. 1 well to the deeper Haynesville formation. Additionally, it will be the only well drilled in the Buena Vista area testing the Haynesville shale formation since shale gas has emerged as a major production resource.

Mainland continues with road construction and drill site preparations for the Burkley-Phillips No. 1 well, and is currently on schedule to spud the well June 15, 2010. The permitting for the well is now complete.

The Company's working interest in the Burkley-Phillips No.1 is 72%. Mainland will fund 90% of the well costs to earn its 72% interest in the well. Guggenheim Partners LLC will fund 10% of the well costs in order to earn an 8% working interest in the well.Mainland currently holds interest in excess of 17,000 acres in the Buena Vista Prospect.

A copy of the press release is filed as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration Corporation ("American Exploration") announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

Exhibits.
EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Mainland Resources, Inc. dated May 20, 2010*

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: May 20, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer